UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2022

Date of Report (Date of earliest event reported)

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39457	84-2308711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 W. Square Lake Road

Troy, Michigan 48098

(Address of Principal Executive Offices) (Zip Code)

(888) 825-9111

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2022, Electric Last Mile Solutions, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price of the Company’s common stock, par value $0.0001 per share (the “common stock”), closed below $1.00 per share for 30 consecutive business days and, as a result, the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Global Select Market (the “Minimum Bid Requirement”).

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company is eligible for a 180-calendar day grace period, through December 7, 2022, to regain compliance with the bid price requirement.  Compliance can be achieved by evidencing a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days (but generally not more than 20 consecutive business days) during the 180-calendar day grace period.

Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock on Nasdaq.  There can be no assurance that the Company will regain compliance with the Minimum Bid Requirement or maintain compliance with any of the other Nasdaq continued listing requirements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in further detail in Item 8.01 of this Current Report on Form 8-K, on June 12, 2022, the Board of Directors of the Company (the “Board”) authorized the Company to commence a bankruptcy proceeding (the “Chapter 7 Case”) by filing a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). In connection with the commencement of the Chapter 7 Case, Shauna F. McIntyre, Brian M. Krzanich and Richard N. Peretz each tendered his or her resignation as a member of the Board, to become effective upon such time as a Chapter 7 trustee is authorized to assume control of the Company’s affairs.

Item 7.01. Regulation FD Disclosure.

On June 12, 2022, the Company issued a press release announcing the events discussed in Items 5.02 and 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On June 12, 2022, following a comprehensive review with the assistance of the Company’s outside advisors, and upon the recommendation of the Company’s management, the Board determined that it is in the best interest of the Company and the Company’s stockholders, stakeholders, creditors, and other interested parties to commence the Chapter 7 Case. The Company is currently completing preparations for the Chapter 7 Case.

Following the commencement of the Chapter 7 Case, a Chapter 7 trustee will be appointed by the Bankruptcy Court to administer the Company’s estate and to perform the duties set forth in Section 704 of the Code.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Electric Last Mile Solutions, Inc. Press Release, dated June 12, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2022	ELECTRIC LAST MILE SOLUTIONS, INC.

	By:	/s/ Shauna F. McIntyre
Shauna F. McIntyre
Interim Chief Executive Officer and President

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